UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 5, 2005 (Date of earliest event reported)

CENTRA SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27861	04-3268918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Bedford Street

Lexington, MA 02420

(Address of principal executive offices)

Telephone: (781) 861-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 5, 2005, Centra Software, Inc., a Delaware corporation, entered into an Agreement and Plan of Reorganization by and among Saba Software, Inc., a Delaware corporation, Spruce Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Saba, and Spruce Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Saba. Pursuant to the merger agreement, Spruce Acquisition Corporation will merge with and into Centra, with Centra as the surviving corporation in a first step merger, and immediately afterwards Centra will merge with and into Spruce Acquisition, LLC, with Spruce Acquisition, LLC as the surviving company second step merger. The Boards of Directors of Saba and Centra have unanimously approved the merger agreement and the mergers.

Under the terms of the merger agreement, each outstanding share of Centra’s common stock will be converted into the right to receive 0.354 shares of Saba’s common stock and $0.663 in cash. The mergers are subject to customary conditions to closing, including approval of the stockholders of both Saba and Centra. The closing of the mergers is expected to occur during the first quarter of 2006. The mergers are intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The foregoing description of the mergers and the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement and the press release attached as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

Item 8.01. Other Events

On October 6, 2005, Centra and Saba issued a press release announcing the execution of the merger agreement, which is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements about the mergers and regarding the timing of the closing of the mergers. These forward-looking statements involve important factors that could cause actual results to differ materially from those in the forward-looking statements. Such important factors involve risks and uncertainties including, but not limited to, unanticipated delays and difficulties in obtaining regulatory approvals and stockholder approvals, unanticipated delays and difficulties in satisfying the closing conditions to the mergers, and other risks. For a description of additional risks, and uncertainties, please refer to Centra’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the three months ended June 30, 2005, which are available at www.centra.com/investorrelations. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. Centra undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information

Saba and Centra will file a joint proxy statement/prospectus with the SEC in connection with the proposed mergers. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the

SEC because they will contain important information regarding Saba, Centra, the proposed mergers, the persons soliciting proxies in connection with the proposed mergers on behalf of Saba and Centra and the interests of those persons in the proposed mergers and related matters. Saba and Centra intend to mail the joint proxy statement/prospectus to their respective stockholders once the registration statement containing the joint proxy statement/prospectus is declared effective by the SEC. Investors and security holders will be able to obtain a copy of the joint proxy statement/prospectus and other documents filed by Saba and Centra with the SEC free of charge at the website maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by Saba are available free of charge by contacting Saba Investor Relations, 2400 Bridge Parkway, Redwood Shores, California 94065, (650) 581-2500, and documents filed with the SEC by Centra are available free of charge by contacting Centra Investor Relations, 430 Bedford Street, Lexington, Massachusetts 02420, (781) 861-7000.

Participants in Solicitation

Saba and Centra, and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Saba and Centra in connection with the proposed mergers and related items. Information regarding the directors and executive officers of Saba and their ownership of Saba shares is set forth in the proxy statement for Saba’s annual meeting of stockholders to be held November 3, 2005. Information regarding the directors and executive officers of Centra and their ownership of Centra stock is set forth in Centra’s proxy statement for Centra’s 2005 annual meeting of stockholders. Investors may obtain additional information regarding the interests of those participants by reading the joint proxy statement/prospectus when it becomes available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Title
2.1	Agreement and Plan of Reorganization dated October 5, 2005 among Saba Software, Inc., Saba Acquisition Corporation, Saba Acquisition, LLC and Centra Software, Inc.

99.1	Press release dated October 6, 2005 entitled “Saba to Combine with Online Learning and Training Solution Provider Centra Software”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 6, 2005

CENTRA SOFTWARE, INC.

By:	/s/ Leon Navickas
Name:	Leon Navickas
Chief Executive Officer

Exhibit Index

Number	Title
2.1	Agreement and Plan of Reorganization dated October 5, 2005 among Saba Software, Inc., Saba Acquisition Corporation, Saba Acquisition, LLC and Centra Software, Inc.

99.1	Press release dated October 6, 2005 entitled “Saba to Combine with Online Learning and Training Solution Provider Centra Software”